Exhibit 99.1

News Release

WEATHERFORD ANNOUNCES CONFIRMATION OF PLAN OF REORGANIZATION

Amended Plan of Reorganization Contemplates the Reduction of Approximately $5.85 Billion in Debt

BAAR, SWITZERLAND, September 13, 2019 - Weatherford International plc (OTC – PINK: WFTIQ), Weatherford International Ltd., and Weatherford International, LLC (collectively, “Weatherford” or the “Company”) announced today that the United States Bankruptcy Court for the Southern District of Texas issued an order confirming Weatherford’s Second Amended Joint Prepackaged Plan of Reorganization (the “Plan”) of Weatherford International plc and its Affiliate Debtors under Chapter 11 of the United States Bankruptcy Code.

The Company expects that the effective date of the Plan (the “Effective Date”) will occur before year end.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan.

The Plan of Reorganization

The Plan contemplates the following treatment of claims:

•	Claims under the Company’s secured term loan facility and 364-day revolving credit facility were paid in full in cash from borrowings under a debtor-in-possession credit agreement (the “DIP Facility”);
•	Claims under the unsecured revolving credit facility shall be paid in full in cash on the Effective Date;
•	Holders of the Company’s existing senior unsecured notes (the “Senior Notes”) shall receive their pro rata share of: (i) 99.0% of the newly issued common stock (the “New Common Stock”) of the post-emergence Company, subject to dilution on account of the equity issued pursuant to a management incentive plan and the New Common Stock issuable in respect of the Warrants (as defined below); and (ii) $500 million principal amount of new unsecured notes with a maturity of five years (the “Exit Notes”). In addition, holders of Senior Notes will receive subscription rights to purchase their pro rata share of up to $1.6 billion in Exit Notes for cash (such notes, the “Rights Offering Notes”);
•	Claims under the DIP Facility shall be paid in full in cash on the Effective Date through the Company’s entry into a first lien exit revolving credit facility in a principal amount of at least 600 million and issuance of up to $1.6 billion of the Rights Offering Notes, the issuance of which will be fully backstopped by certain holders of Senior Notes;
•	Holders of general unsecured claims shall be paid in the ordinary course of business; and
•	Holders of the Company’s existing ordinary shares will receive their pro rata share of: (i) 1.0% of the New Common Stock, subject to dilution on account of the equity issued pursuant to a management incentive plan and the New Common Stock issuable in respect of the Warrants; and (ii) four-year warrants for 10.0% of the New Common Stock (the “Warrants”), subject to dilution on account of the equity issued pursuant to a management incentive plan, with a strike price to be set at an equity value at which the holders of Senior Notes would receive a recovery equal to par as of the date of the commencement of the Chapter 11 Cases in respect of the Senior Notes and all other general unsecured claims that are pari passu with the Senior Notes.

ADDITIONAL INFORMATION

The full terms of the Plan and the Confirmation Order, Docket No. 343, are available online at: https://cases.primeclerk.com/weatherford or by calling the Company’s claims agent, Prime Clerk, toll-free in the U.S. and Canada at 844-233-5155 (or + 917-942-6392 for international calls) or by sending an email to Weatherfordinfo@primeclerk.com.

ABOUT WEATHERFORD

Weatherford is one of the largest multinational oilfield service companies providing innovative solutions, technology and services to the oil and gas industry. The Company operates in more than 80 countries and has a network of 620 locations, including manufacturing, service, research and development, and training facilities and employs more than 24,500 people. For more information, visit www.weatherford.com and connect with Weatherford on LinkedIn, Facebook, Twitter and YouTube.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ability to consummate a plan of reorganization in accordance with the terms of the Restructuring Support Agreement; risks attendant to the bankruptcy process, the outcomes of Bankruptcy Court rulings and the Chapter 11 Cases and examinership proceedings under Irish and Bermuda law (the “Cases”) in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Cases and any additional strategies that we may employ to address our liquidity and capital resources; restrictions on us due to the terms of any debtor-in-possession credit facility that we have entered into in connection with the Cases and restrictions imposed by the Bankruptcy Court; our ability to achieve our forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce our indebtedness; a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors listed in our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

NO SOLICITATION OR OFFER

Any new securities to be issued pursuant to the restructuring transactions have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This press release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this press release a solicitation of consents to or votes to accept any chapter 11 plan. Any solicitation or offer will only be made pursuant to a confidential offering memorandum and disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

CONTACTS

Christoph Bausch	+1.713.836.4615
Executive Vice President and Chief Financial Officer

Karen David-Green	+1.713.836.7430
Senior Vice President, Stakeholder Engagement and Chief Marketing Officer